UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2013

JANEL WORLD TRADE, LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150-14 132nd Avenue, Jamaica, New York 11434

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (718) 527-3800

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On August 28, 2013, Janel World Trade, Ltd. (the “Company”), and its wholly-owned subsidiary, The Janel Group of New York, Inc. (collectively, the “Seller”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Allports Logistics Anchor Wharehouse, LLC (the “Purchaser”), an entity affiliated with Nicholas V. Ferrara, a former director of the Company. Under the terms of the Agreement, the Purchaser purchased certain of the Seller’s assets (the “NJ Assets”) used by the Seller in the Company’s Hillside, New Jersey freight forwarding and logistics operations (the “NJ Business”). The Company had originally acquired its New Jersey operations from an affiliate of Mr. Ferrara in two transactions in 2008 and 2010.

The purchase price for the sale to the Purchaser of the NJ Assets consisted of $401,066.85 in cash, and the assumption of all future lease obligations with respect to the three office and warehouse facilities from which the Company conducted its New Jersey operations. At the closing of the sale on August 30, 2013, the Seller used the cash portion of the purchase price to repay outstanding obligations secured by the NJ Assets, including the $229,240.91 outstanding balance on the Seller’s term loan from Community National Bank, and an aggregate $58,245.36 on two outstanding equipment financing arrangements.

Simultaneously with the closing under the Asset Purchase Agreement, Mr. Ferrara paid the Company $110,000 for the release of restrictions on competition which were agreed to as part of the 2008 portion of the acquisition of the NJ Business.

All of the expenses of the NJ Business from and after the closing will be the responsibility of the Purchaser. The Company retained its pre-closing accounts receivable and accounts payable with respect to the NJ Business and anticipates that the net proceeds on these accounts receivable and payable will be used to further reduce the Company’s obligations to Community National Bank.

As previously reported by the Company, as of September 30, 2012 the Company had determined that there was full impairment of the goodwill relating to its 2008 and 2010 acquisitions of the NJ Business, and recorded an impairment loss of $1,167,070, representing the write-off of all of the goodwill acquired in those transactions. As a result of the sale of the NJ Business to the Purchaser, the Company will record a write off of $1,562,061 associated with the customer list from the 2008 and 2010 acquisitions of the NJ Business.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information required by this Item is described in Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.

10.1	Asset Purchase Agreement by and among Janel World Trade, Ltd., The Janel Group of New York, Inc., and Allports Logistics Anchor Wharehouse, LLC, dated August 28, 2013

10.2	Release by Janel World Trade, Ltd. of certain competition restrictions by Ferrara International Logistics, Inc. and Nicholas V. Ferrara

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL WORLD TRADE, LTD.
(Registrant)

Date: September 4, 2013	By:	/s/ James N. Jannello
James N. Jannello
Executive Vice President